Exhibit 10.4

EXECUTION COPY

WFN CREDIT COMPANY, LLC

Transferor

WORLD FINANCIAL NETWORK NATIONAL BANK

Servicer

and

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST II

Issuer

TRANSFER AND SERVICING AGREEMENT

Dated as of March 26, 2010

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

Section 9.11	Actions by Noteholders	40

Section 9.12	Rule 144A Information	40

Section 9.13	Merger and Integration	40

Section 9.14	No Bankruptcy Petition	40

Section 9.15	Headings	40

Section 9.16	Inconsistent Provisions	41

Section 9.17	Rights of Indenture Trustee	41

Section 9.18	Rights of Owner Trustee	41

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SCHEDULE/EXHIBITS

Schedule 1	-	Account Schedule

Exhibit A	-	Form of Assignment of Receivables in Additional Accounts
Exhibit B	-	Form of Monthly Servicer’s Report
Exhibit C-1	-	Form of Reassignment of Receivables in Removed Accounts
Exhibit C-2	-	Form of Reassignment of Removed Receivables
Exhibit D	-	Form of Annual Servicer’s Certificate
Exhibit E	-	Procedures of Independent Accountants
Exhibit F	-	Form of Opinion of Counsel Regarding Additional Accounts
Exhibit G	-	Form of Annual Opinion of Counsel

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TRANSFER AND SERVICING AGREEMENT, dated as of March 26, 2010 (this “Agreement”), by and among WFN Credit Company, LLC, a Delaware limited liability company, as Transferor, World Financial Network National Bank, a national banking association (“WFN”), as Servicer, and World Financial Network Credit Card Master Note Trust II, a Delaware statutory trust, as the Issuer (the “Issuer”).

In consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties, the Noteholders and any Enhancement Providers to the extent provided herein and in the Indenture or any Indenture Supplement:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein and not otherwise defined herein are defined in Annex A to the Master Indenture (as amended, the “Indenture”), dated as of the date hereof between the Issuer and U.S. Bank National Association, as Indenture Trustee.

Section 1.2 Other Definitional Provisions. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any Person include that Person’s successors and assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

CONVEYANCE OF TRUST ASSETS

Section 2.1 Conveyance of Trust Assets. The Transferor does hereby Convey to the Issuer without recourse (except as expressly provided herein), all of its right, title and interest in, to and under (a) the Collateral Certificate, and (b) effective on the Certificate Trust Termination Date, the Receivables existing at the opening of business on the Certificate Trust Termination Date, and thereafter created from time to time in connection with the Accounts, until the termination of the Issuer, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of all of the foregoing (collectively, the “Trust Assets”).

On or prior to the Initial Closing Date, Transferor shall deliver the Collateral Certificate to the Issuer, endorsed to the order of the Issuer. The Transferor agrees to record and file, at its own expense, a financing statement or financing statements (including any continuation statements with respect to each such financing statement when applicable) with respect to the Collateral Certificate and, no later than the Certificate Trust Termination Date, with respect to the other Trust Assets then existing on the Certificate Trust Termination Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions, and take such other actions as are necessary to perfect, and maintain the perfection of, the Conveyance of its interest in the Collateral Certificate and the other Trust Assets to the Issuer and the first-priority nature of the Issuer’s interest in the Collateral Certificate and the other Trust Assets, and to deliver file-stamped copies of such financing statements or continuation statements or other evidence of such filings (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing followed by delivery of a file-stamped copy as soon as practicable) to the Indenture Trustee, as soon as practicable after receipt thereof by the Transferor.

Transferor agrees, at its own expense, (i) on or prior to (w) the Certificate Trust Termination Date, (x) the Automatic Addition Termination Date or any Automatic Addition Suspension Date, or subsequent Restart Date, in the case of the Accounts designated pursuant hereto prior to such date, (y) the applicable Addition Date, in the case of Supplemental Accounts and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts owned by the Originator have been conveyed to Issuer pursuant to this Agreement (or conveyed to Transferor or its designee in accordance with Section 2.7, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, or deleting such code thereafter) and (ii) by the Determination Date next following the date referred to in clause (i)(w) or (x), by the Determination Date following any Due Period in which Automatic Additional Accounts are designated to the Issuer or within five Business Days of the date referred to in clause (y) or (z), as applicable, to deliver to Issuer an Account Schedule, specifying for each such Account, as of the Certificate Trust Termination Date, in the

case of clause (i)(w), as of the Automatic Addition Termination Date, the Automatic Addition Suspension Date or Restart Date, in the case of clause (i)(x), the end of the prior Due Period in the case of any such Account Schedule relating to Automatic Additional Accounts designated during such Due Period, the applicable Addition Cut Off Date, in the case of Supplemental Accounts and the Removal Date, in the case of Removed Accounts, its account number and, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Transferor further agrees not to alter such code during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, (y) a Restart Date has occurred on which Transferor starts including Automatic Additional Accounts as Accounts or (z) Transferor shall have delivered to Issuer at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Issuer in the Receivables and the other Trust Assets to continue to be perfected with the priority required by this Agreement.

The parties intend that if, and to the extent that, such Conveyance is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted, and hereby grants, to the Issuer a first-priority perfected security interest (to secure the obligations under this Agreement and the Indenture) in all of the Transferor’s right, title and interest in, to and under the Collateral Certificate, the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Issuer, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law.

Section 2.2 Acceptance by Issuer.

(a) The Issuer hereby acknowledges its acceptance of all right, title and interest previously held by the Transferor in and to the Trust Assets. The Issuer further acknowledges that, on or prior to the Initial Closing Date, it has received from the Servicer (on behalf of the Transferor) the computer file or microfiche or written list required to be delivered to it pursuant to the third paragraph of Section 2.1.

(b) The Owner Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche or written lists delivered to the Issuer pursuant to Sections 2.1, 2.6 and 2.7 (“Account Information”) except as is required in connection with the performance of its or the Issuer’s duties hereunder or in enforcing the rights of the Noteholders or as necessary to perfect the conveyance under Section 2.1 or to a Successor Servicer appointed pursuant to Section 7.2 or as mandated pursuant to any Requirement of Law applicable to the Owner Trustee. The Owner Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Owner Trustee’s security and confidentiality arrangements, as they relate to the

Issuer, from time to time during normal business hours. In the event that the Owner Trustee is required by law to disclose any Account Information, the Owner Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Owner Trustee shall use its best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

(c) The Owner Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Issuer other than as contemplated in this Agreement.

Section 2.3 Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer as of the Initial Closing Date, each Closing Date, the Certificate Trust Termination Date and, with respect to Additional Accounts, the related Addition Date:

(a) Organization and Good Standing. The Transferor is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under applicable law in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Cardholder Agreement or any Receivable transferred to Issuer by Transferor unenforceable by the Originator, Transferor, Servicer, Issuer or Indenture Trustee and, individually or in the aggregate, would have a material adverse effect on the interests of the Noteholders.

(c) Due Authorization. The execution and delivery by the Transferor of this Agreement and the other Transaction Documents to which it is a party and the consummation by Transferor of the transactions provided for in this Agreement and each other Transaction Document to which the Transferor is a party have been duly authorized by the Transferor by all necessary limited liability company action on its part and this Agreement and each such Transaction Document will remain, from the time of its execution, an official record of the Transferor.

(d) Enforceability. Each of this Agreement and each other Transaction Document to which the Transferor is a party constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

(e) No Conflict. The execution and delivery by Transferor of this Agreement and each other Transaction Document to which the Transferor is a party, the performance by Transferor of the transactions contemplated hereunder and thereunder and the fulfillment by Transferor of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.

(f) No Violation. The execution and delivery by Transferor of this Agreement, the Notes and each other Transaction Document to which the Transferor is a party, the performance by Transferor of the transactions contemplated hereunder and thereunder and the fulfillment by Transferor of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Transferor.

(g) No Proceedings. There are no proceedings pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Notes or any other Transaction Document to which the Transferor is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Notes or any other Transaction Document to which the Transferor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any other Transaction Document to which the Transferor is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Notes or any other Transaction Document to which the Transferor is a party or (v) seeking to affect adversely the income tax attributes of the Issuer under the Federal or applicable state income or franchise tax systems.

(h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Transferor of this Agreement, the Notes and each other Transaction Document to which the Transferor is a party, the performance by Transferor of the transactions contemplated hereunder and thereunder, and the fulfillment of the terms hereof and thereof, have been obtained.

(i) Eligibility of Accounts. On the date of its creation or, if later, the Addition Date, with respect to each Automatic Additional Account, on the applicable Addition Cut Off Date, with respect to each Supplemental Account, each such Account is an Eligible Account and no selection procedures adverse to the Noteholders have been employed by the Transferor in selecting the Accounts from among the Eligible Accounts of the Bank.

The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment by Transferor of the respective Receivables and other Trust Assets to the Issuer and the termination of the rights and obligations of the Servicer pursuant to Section 7.1. The Transferor hereby represents and warrants to the Issuer, with respect to any Series, as of its Closing Date, unless otherwise specified in the related Indenture Supplement or the Indenture, that the representations and warranties of the Transferor set forth in this Section 2.3 are true and correct as of such date.

Section 2.4 Representations and Warranties of the Transferor Relating to the Trust Assets; Notice of Breach.

(a) Valid Conveyance and Assignment; Eligibility of Receivables.

The Transferor hereby represents and warrants to the Issuer as of each Closing Date, the Certificate Trust Termination Date, or as of each other date specified below:

(i) This Agreement constitutes either (A) a valid first-priority perfected sale to the Issuer of all right, title and interest of the Transferor in and to the Collateral Certificate and in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Issuer, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, and such property will be held by the Issuer free and clear of any Lien other than Permitted Liens, or (B) a grant of a perfected security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Issuer, which is enforceable now with respect to the Collateral Certificate and which is enforceable, in either case, upon the Certificate Trust Termination Date with respect to the Receivables existing on the Certificate Trust Termination Date, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, upon such creation. To the extent that this Agreement constitutes the grant of a security interest to the Issuer in such property, upon the filing of the financing statements described in Section 2.1 and in the case of the Receivables hereafter created, all monies due or to be become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Receivables, and the proceeds of the foregoing, upon such creation, the Issuer shall have a first-priority perfected security interest in such property (subject to Section 9-315 of the UCC as in effect in any applicable jurisdiction). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account or any Series Account, except for the Transferor’s rights to receive interest accruing on, and investment earnings in respect of, the Collection Account, as provided in this Agreement (and, if applicable, any Series Account as provided in any Indenture Supplement), to the extent that this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in any applicable jurisdiction.

(ii) Each Receivable Conveyed to the Issuer is an Eligible Receivable.

(iii) On and after the Certificate Trust Termination Date, each Receivable then existing has been Conveyed to the Issuer free and clear of any Lien and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.

(iv) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the Conveyance of the Collateral Certificate and each Receivable to the Issuer have been duly obtained, effected or given and are in full force and effect.

(v) On each day on which any new Receivable is created, (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been Conveyed to the Issuer in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the Conveyance of such Receivable to the Issuer have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a)(i) are true and correct with respect to each Receivable created on such day as if made on such day.

(vi) As of the date any Account Schedule is delivered pursuant to Section 2.1 in connection with the addition of Accounts, such Account Schedule, is an accurate and complete listing in all material respects of the related Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such specified date.

(vii) The transfer and assignment of the Collateral Certificate herein contemplated constitutes either (x) a sale of the Collateral Certificate from the Transferor to the Issuer, or (y) a grant of a perfected security interest therein from Transferor to Issuer. The Collateral Certificate has not been sold, transferred, assigned or pledged by Transferor to any Person other than pursuant to this Agreement. Immediately prior to the transfer and assignment herein contemplated, Transferor had good and marketable title to the Collateral Certificate, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, Issuer shall have good and marketable title to the Collateral Certificate, free and clear of all Liens and rights of others or a first-priority perfected security interest therein; and the transfer has been perfected under the UCC. Transferor has no knowledge of any current statutory or other non-consensual liens to which the Collateral Certificate is subject.

(viii) All actions necessary under the applicable UCC in any jurisdiction to be taken (A) to give Issuer a first-priority perfected security interest or ownership interest in the Collateral Certificate, and (B) to give Indenture Trustee a first-priority perfected security interest in the Collateral (including, without limitation, UCC filings with the Delaware Secretary of State), in each case subject to any Permitted Liens, have been taken.

(b) Pooling and Servicing Agreement. As of the Certificate Trust Termination Date, Transferor agrees that (i) all representations and warranties made by it in its capacity as Transferor under the Pooling and Servicing Agreement with respect to any Account or Receivable pursuant to Section 2.4(a) of the Pooling and Servicing Agreement and (ii) all of the

covenants made by it under Section 2.5 of the Pooling and Servicing Agreement, in each case, shall be deemed for all purposes (including the reassignment obligations under Section 2.4(f)) to have been made by Transferor to Issuer pursuant to this Agreement as of the day when each was made or deemed made, as if this Agreement had been in effect on that day. Prior to the Certificate Trust Termination Date, the Transferor, in its capacity as Seller under the Pooling and Servicing Agreement agrees, for the benefit of the Issuer, to comply with its obligations under the Pooling and Servicing Agreement (unless waived in accordance with the terms of the Pooling and Servicing Agreement).

(c) Survival. The representations and warranties set forth in this Section 2.4 shall survive the Conveyance of the Collateral Certificate and any of the respective Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(d) Notice of Breach. Upon discovery by the Transferor, the Servicer or a Responsible Officer of the Owner Trustee of a breach of any of the representations and warranties by Transferor set forth in Section 2.3 or 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto as soon as practicable and in any event within three Business Days following such discovery.

(e) Transfer of Ineligible Receivables. On and after the Certificate Trust Termination Date, the provisions of this clause (e) shall apply.

(i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.4(a)(iii) of this Agreement, or Section 2.4(a)(iii) of the Pooling and Servicing Agreement, or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (e) of the definition of Eligible Receivable; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Indenture Trustee, each such Receivable shall be automatically removed from the Issuer on the terms and conditions set forth in subsection 2.4(e)(iii) and shall no longer be treated as a Receivable; provided, that if such Lien does not have a material adverse effect on the collectibility of the Receivables or on the interests of the Noteholders of any Series, the Transferor shall have 10 days within which to remove any such Lien.

(ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.4(a)(ii)-(vi), other than a breach as set forth in clause (d)(i) above, and as a result of such breach the Receivable becomes charged off or the Issuer’s rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Issuer free and clear of any Lien, then, upon the expiration of 60 days from the earlier to occur of the discovery of any such breach by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such breach given by the Indenture Trustee, each such Receivable shall be removed from the Issuer on the terms and conditions set forth in subsection 2.4(e)(iii) and shall no longer be treated as a Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

(iii) Procedures for Removal. When the provisions of subsection 2.4(e)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of each such Receivable (an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Issuer and to decrease the Transferor Amount by such amount (but not below zero). On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Amount. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Minimum Transferor Amount, the Transferor shall immediately, but in no event later than 10 Business Days after such event, or, if earlier, the next succeeding Distribution Date, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount. Upon the reassignment to the Transferor of an Ineligible Receivable, the Issuer shall automatically and without further action be deemed to Convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Ineligible Receivable (and if all the Receivables of an Account are Ineligible Receivables, all Receivables then existing and thereafter created in the related Account), all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Ineligible Receivable, and all proceeds of the foregoing and any such reassigned Ineligible Receivable shall no longer be treated as a Receivable. The Issuer shall execute such documents and instruments of transfer or assignment, including a written assignment in substantially the form of Exhibit C-2, and take other actions as shall reasonably be requested by the Transferor to evidence the Conveyance of such Ineligible Receivable pursuant to this subsection 2.4(e)(iii). The obligation of the Transferor set forth in this subsection 2.4(e)(iii), or the automatic removal of such Receivable from the Issuer, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Noteholders or the Indenture Trustee on behalf of the Noteholders, except as otherwise specified in any Indenture Supplement.

(f) Reassignment of Issuer Portfolio. On and after the Certificate Trust Termination Date, in the event of a breach of the representations and warranties set forth in subsection 2.3(d) or 2.4(a)(i) of this Agreement or subsection 2.1(d) or 2.2(a)(i) of the Purchase Agreement, the Indenture Trustee or the Majority Holders by notice then given in writing to the Seller, Transferor (and to the Issuer and the Servicer, if given by the Noteholders) may direct the Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by such Person (such Distribution Date, the “Reassignment Date”) occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.3(d) and 2.4(a)(i) of this Agreement and Subsection 2.1(d) and 2.2(a)(i) of the Purchase Agreement shall then be true and correct in all material respects. The Transferor shall deposit on the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the applicable Series Account, as provided in the related Indenture Supplement, for distribution to the Noteholders pursuant to the related Indenture Supplement or any Enhancement Provider pursuant to the applicable Indenture Supplement. The reassignment deposit amount for each Series with respect to which a notice directing reassignment has been given, unless otherwise stated in the related Indenture Supplement, shall be equal to (i) the Collateral Amount of such Series and, if applicable, the Enhancement Invested Amount at the end of the day on the last day of the Due Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Noteholders on the related Distribution Date in the Due Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Notes and, if applicable, the Enhancement Invested Amount of such Series at the interest rate for the Notes specified in the related Indenture Supplement through such last day, less the amount, if any, previously allocated for payment of interest to the Noteholders of such Series on the related Distribution Date in the Due Period in which the Reassignment Date occurs. If the Indenture Trustee or the Noteholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(f) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.4(a)(i) available to the Indenture Trustee on behalf of the Noteholders.

(g) Perfection Representations and Warranties. The parties hereto agree that the Perfection Representations and Warranties shall be a part of this Agreement for all purposes. For purposes of the Perfection Representations and Warranties, the Transferor shall be designated as the “Debtor” and the Indenture Trustee shall be designated as the “Secured Party”.

Section 2.5 Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables to be Accounts. The Transferor will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC as in effect in any applicable jurisdiction). The Transferor will take no action to cause any Receivable to be anything other than an “account” or a “general intangible” or the “proceeds” of either for purposes of the UCC as in effect in any applicable jurisdiction.

(b) Security Interests. Except for the Conveyances contemplated hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral Certificate or any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will within two Business Days after obtaining knowledge thereof, notify the Issuer and the Indenture Trustee of the existence of any Lien on the Collateral Certificate or any Receivable of which the Transferor has knowledge; and the Transferor shall defend the right, title and interest of the Issuer and the Indenture Trustee in, to and under the Collateral Certificate and the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under Transferor or the Originator; provided, however, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Collateral Certificate or the Receivables any Permitted Liens.

(c) Cardholder Agreements and Cardholder Guidelines. The Transferor shall enforce the covenant in the Purchase Agreement requiring the Originator to comply with and perform its obligations under the Cardholder Agreements relating to the Accounts and the Cardholder Guidelines except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Issuer, the Noteholders, any Enhancement Provider or the Indenture Trustee. The Transferor may permit the Originator to change the terms and provisions of the Cardholder Agreements or the Cardholder Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed thereon) unless such change would have a material adverse effect on the collectability of the Receivables; provided, however, that the Transferor may not permit the Originator to change the required minimum monthly payment or periodic finance charge (collectively, a “Yield Change”) unless (i) the Originator shall have provided five Business Days’ prior written notice to the Rating Agency of a Yield Change, and no Rating Agency shall have notified the Originator that such Yield Change would result in a reduction or withdrawal of the rating, if any, of any outstanding Series or Class with respect to which it is a Rating Agency or (ii) unless such Yield Change is mandated by applicable law.

(d) Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Issuer in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 6.1(a) or 6.1(b) or by an order by any federal or state governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Issuer) then, in any such event, (A) the Transferor agrees to allocate and pay to the Issuer, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Issuer on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article VIII of the Indenture; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article VIII of the Indenture, and all amounts that would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Issuer shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the aggregate Collateral Amount thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article VIII of the Indenture. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Issuer, or that would have been conveyed to the Issuer but for the above described inability to transfer such Receivables, shall continue to be a part of the Issuer notwithstanding any cessation of the transfer of additional Principal Receivables to the Issuer and Collections with respect thereto shall continue to be allocated and paid in accordance with Article VIII of the Indenture.

(e) Delivery of Collections. The Transferor agrees to pay to the Servicer all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor.

(f) Amendments to Purchase Agreement. The Transferor shall only amend the Purchase Agreement as permitted by the terms of the Purchase Agreement.

(g) Notice of Adverse Claims. The Transferor shall notify the Indenture Trustee after becoming aware of any Lien on any Trust Asset.

(h) Perfection of Conveyances. In connection with each Conveyance of Receivables resulting from an addition of Accounts and without limiting Section 9.2, Transferor shall authorize and file or cause to be filed such financing statements and amendments (if any) as are necessary to perfect the Issuer’s interest in such Receivables.

(i) Notice of Certain Events. The Transferor shall notify the Issuer, each Rating Agency and the Indenture Trustee of any Early Amortization Event or Servicer Default of which it has knowledge, promptly upon obtaining such knowledge.

(j) Offices, Records and Books of Account. Transferor shall not change its name, identity, organizational identification number or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-507 of the UCC (or any other then applicable provision of the UCC) unless Transferor, prior to making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. If the Transferor changes its principal place of business and chief executive office or the office where it keeps its records concerning the Receivables, the Transferor will notify the Indenture Trustee of the new address within 10 Business Days after such change. The Transferor also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Cardholder Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

(k) Separate Corporate Existence. The Transferor hereby acknowledges that the Issuer and the Noteholders are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon Transferor’s identity as a legal entity separate from the Originator, Servicer and any other Person. Therefore, Transferor shall take all reasonable steps to maintain its existence as a limited liability company separate and apart from the Originator, the Servicer, and any other Affiliate of the Originator or the Servicer. Without limiting the generality of the foregoing, Transferor shall:

(i) (a) observe the limited liability company procedures required by its certificate of formation, its limited liability company agreement and the law of the State of Delaware, including, without limitation, holding separate director meetings from those of any other Person and otherwise ensuring at all times that it is maintained as a separate entity from any other Person and (b) only amend its limited liability company agreement as permitted by the terms of its limited liability company agreement;

(ii) (a) ensure that its Board of Directors duly authorizes all of its limited liability company actions, and (b) keep correct and complete books and records of account separate from those of any other Person, and correct and complete minutes of the meetings and other proceedings of its Board of Directors, and (c) where necessary, obtain proper authorization from its directors for limited liability company action;

(iii) other than organizational expenses and as expressly provided herein, provide for its operating expenses and liabilities from its own funds and maintain deposit accounts and other bank accounts separate from those of the Originator, the Servicer, or any of their respective Affiliates;

(iv) act solely in its limited liability company name and through its duly authorized officers or agents in the conduct of its business and ensure that neither the Originator nor the Servicer nor any of their respective Affiliates controls any limited liability company decisions made by it;

(v) to the extent that it obtains any services from the Originator or the Servicer or any of their respective Affiliates, ensure that the terms of such arrangements are comparable to those that would be obtained in an arm’s-length transaction;

(vi) ensure that its assets are not commingled with those of the Originator, the Servicer, or any other Person;

(vii) maintain separate limited liability company records and books of account from those of the Originator, the Servicer or any other Person;

(viii) not conduct any business or engage in any activities other than in accordance with its Certificate of Formation;

(ix) (a) not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Originator, the Servicer, or any other Person; (b) maintain an arm’s-length relationship with the Originator and the Servicer and their respective Affiliates with respect to any transactions between itself and such other Person; and (c) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement;

(x) ensure that its board of directors shall at all times include at least two Independent Directors (for purposes hereof, “Independent Director” shall mean any member of the board of directors of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate which is not a special purpose entity of such Transferor, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing.

(l) Enforcement of Purchase Agreement and Pooling and Servicing Agreement. The Transferor covenants and agrees that it will perform all of its obligations under the Purchase Agreement and the Pooling and Servicing Agreement in all material respects and, if requested by the Issuer, enforce (for the benefit of the Issuer) the obligations of the Originator under the Purchase Agreement and the obligations of the Servicer under the Pooling and Servicing Agreement.

(m) Sale Treatment. Transferor agrees to treat the conveyance hereunder of the Collateral Certificate and the proceeds thereof and the Receivables and the proceeds thereof as a sale for accounting purposes to the extent consistent with generally accepted accounting principles.

Section 2.6 Addition of Accounts.

(a) Automatic Additional Accounts. Following the Certificate Trust Termination Date and subject to the limitations specified below in this Section 2.6(a), the applicable conditions specified in subsection 2.6(d) and to any further limitations specified in any Indenture Supplement, Automatic Additional Accounts shall be included as Accounts from and after the date upon which they are created, and all Receivables in Automatic Additional Accounts purchased by Transferor pursuant to the Purchase Agreement, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Issuer upon their creation. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of “Eligible Receivable” and “Eligible Account.” Transferor may elect at any time to terminate the inclusion in Accounts of new accounts which would otherwise be Automatic Additional Accounts as of any Business Day (the “Automatic Addition Termination Date”), or suspend any such inclusion as of any Business Day (an “Automatic Addition Suspension Date”) until a date (the “Restart Date”) to be notified in writing by Transferor to Issuer by delivering to Issuer, Indenture Trustee, Servicer and each Rating Agency written notice of such election at least 10 days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after any of an Automatic Addition Termination Date, an Automatic Addition Suspension Date and a Restart Date, Transferor agrees to authorize, record and file (and the Issuer authorizes the Transferor to record and file) at the Transferor’s own expense an amendment to the financing statements referred to in Section 2.1 to specify the accounts then subject to this Agreement (which specification may incorporate a list of accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any accounts created after the Automatic Addition Termination Date or Automatic Addition Suspension Date.

In addition, unless the Rating Agency Condition has been satisfied, no new accounts that would otherwise be Automatic Additional Accounts shall be treated as such if:

(i) the aggregate balance of Receivables in Automatic Additional Accounts, plus the aggregate balance of Receivables in Supplemental Accounts added without satisfaction of the Rating Agency Condition, in each case designated during a twelve month (or shorter) period beginning on the first day of the calendar year in which such addition would occur would exceed 15% of the aggregate balance of Receivables determined as of the first day of such calendar year; or

(ii) the aggregate balance of Receivables in Automatic Additional Accounts, plus the aggregate balance of Receivables in Supplemental Accounts added without satisfaction of the Rating Agency Condition, in each case designated during any calendar quarter commencing in January, April, July and October of each calendar year would exceed 10% of the aggregate balance of Receivables determined as of the first day of the calendar year during which such calendar quarter commences; or

(iii) the number of Automatic Additional Accounts, plus the number of Supplemental Accounts added without satisfaction of the Rating Agency Condition, in each case designated during a twelve month (or shorter) period beginning on the first day of the calendar year in which such addition would occur would exceed 15% of the number of Accounts determined as of the first day of such calendar year; or

(iv) the number of Automatic Additional Accounts, plus the number of Supplemental Accounts added without satisfaction of the Rating Agency Condition, in each case designated in any calendar quarter commencing in January, April, July and October would exceed 10% of the number of Accounts determined as of the first day of the calendar year during which such calendar quarter commences.

The Transferor may from time to time, at its sole discretion, subject to the limitations described in the preceding clauses (i) through (iv) and the condition described in subsection 2.6(d), designate additional Eligible Accounts to be included as Supplemental Accounts as of the applicable Addition Date.

Notwithstanding anything to the contrary in subsection 2.6(d), with respect to the addition of Automatic Additional Accounts, the conditions in clauses (vii) and (viii) of subsection 2.6(d) are required to be satisfied by the Determination Date following the last day of the Due Period in which such Automatic Additional Accounts are designated.

(b) Required Additions of Supplemental Accounts. On and after the Certificate Trust Termination Date, if a Required Addition Event occurs, the Transferor shall on or prior to the close of business on the 10th Business Day following the occurrence of such Required Addition Event (the “Required Designation Date”), unless the Transferor Amount exceeds the Minimum Transferor Amount and the Adjusted Transferor Amount equals or exceeds zero, as applicable, in each case as of the close of business on any day after the occurrence of such Required Addition Event and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that after giving effect to such addition, the Transferor Amount as of the close of business on the Addition Date is at least equal to the Minimum Transferor Amount and the Adjusted Transferor Amount as of the close of business on the Addition Date is at least equal to zero on such date. The failure of any condition set forth in paragraph (c) or (d) below as the case may be, shall not relieve the Transferor of its obligation pursuant to this paragraph; provided, however, that the failure of the Transferor to transfer Receivables to the Issuer as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further, that any such failure which has not been timely cured will nevertheless result in the occurrence of an Early Amortization Event with respect to each Series for which, pursuant to the Indenture Supplement therefor, a failure by the Transferor to convey Receivables in Additional Accounts to the Issuer by the day on which it is required to convey such Receivables constitutes an “Early Amortization Event” (as defined in such Indenture Supplement).

(c) Permitted Additions. The Transferor may from time to time, at its sole discretion, subject to the conditions described in subsection 2.6(d), designate additional Eligible Accounts to be included as Accounts as of the applicable Addition Date; provided that the requirement in clause (vi) of subsection 2.6(d) shall only apply if such addition of Accounts would cause any of the limitations described in clauses (i) through (iv) of the second paragraph of subsection 2.6(c) to be exceeded.

Following the addition of any such Supplemental Accounts and any Additional Accounts made pursuant to Section 2.6(a), 2.6(b) or 2.6(c), the Servicer shall provide to any Rating Agency such information as shall be requested by such Rating Agency with respect to such Additional Accounts.

(d) Conditions to Additions. The Transferor agrees that any such Conveyance of Receivables from Additional Accounts under subsection 2.6(a), (b) or (c) shall satisfy the following conditions (to the extent provided below and unless otherwise limited in clauses (i) – (vii) below):

(i) on or prior to the Addition Date with respect to additions pursuant to subsection 2.6(b) and subsection 2.6(c) (the “Addition Notice Date”), the Transferor shall give the Issuer, the Servicer, the Rating Agencies and the Indenture Trustee written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be Conveyed and the applicable Addition Cut Off Date;

(ii) in the case of a Conveyance of Additional Accounts under subsection 2.6(b) or 2.6(c) hereof, on or prior to the Addition Date, the Transferor shall have delivered to the Issuer a written assignment in substantially the form of Exhibit A (the “Assignment”), with a copy to the Indenture Trustee, and the Servicer shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been Conveyed to the Issuer and, within five Business Days thereafter, the Servicer (on behalf of the Transferor) shall have delivered to the Issuer a computer file or microfiche or written list containing a true and complete list of all Additional Accounts, identified by account number or identification number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Cut Off Date, which computer file or microfiche or written list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

(iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Additional Accounts from the available Eligible Accounts of the Bank and that as of the Addition Date, the Transferor is not insolvent;

(iv) the Transferor shall represent and warrant that, as of the Addition Date, this Agreement, together with the related Assignment, if any, constitutes either (x) a valid and perfected sale to the Issuer of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created from time to time in the Additional Accounts until the termination of the Issuer, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing and such property will be held by the Issuer free and clear of any other Lien, or (y) a grant of a first-priority perfected security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Issuer, which is enforceable with respect to then existing Receivables in the Additional Accounts, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing, upon the Conveyance of such Receivables to the Issuer, and which will be enforceable with respect to the Receivables thereafter created from time to time in respect of Additional Accounts conveyed on such Addition Date until the termination of the Issuer, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing upon such creation; and (z) if this Agreement, together with the related Assignment, if any, constitutes the grant of a security interest to the Issuer in such property, upon the filing of financing statements as described in Section 2.1 with respect to such Additional Accounts and the Receivables thereafter created from time to time in such Additional Accounts until the termination of the Issuer, monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and proceeds of the foregoing, upon the creation of such property, the Issuer shall have a first-priority perfected security interest in such property (subject to Section 9-315 of the UCC as in effect in any applicable jurisdiction), free and clear of any Lien other than Permitted Liens;

(v) the Transferor shall represent and warrant that (x) in the case of each Supplemental Account, each Supplemental Account is, as of the Addition Cut Off Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Cut Off Date, an Eligible Receivable and (y) in the case of each Automatic Additional Account, each Automatic Additional Account is, as of the date of its creation, or, if later, the related Addition Date, an Eligible Account, and each Receivable then existing in such Automatic Additional Account is, as of such date, an Eligible Receivable;

(vi) with respect to an addition governed by Section 2.6(c), the Transferor shall have received written evidence that the Rating Agency Condition has been satisfied;

(vii) the Transferor shall deliver to the Issuer and the Indenture Trustee an Officer’s Certificate substantially in the form of Schedule 2 to Exhibit A confirming the items set forth in clauses (iv) and (v) above; and

(viii) the Transferor shall deliver to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and each Rating Agency with respect to the Receivables substantially in the form of Exhibit F hereto; provided, however, that such Opinion of Counsel may be delivered at such other times as may be permitted by the Rating Agencies as evidenced by written notice thereof.

(e) No account shall be added to the Issuer hereunder if such addition would be prohibited by or inconsistent with the terms of any Indenture Supplement.

(f) Additional Approved Portfolios. On and after the Certificate Trust Termination Date, Transferor may from time to time designate additional portfolios of accounts as “Approved Portfolios”. Transferor agrees that prior to any transfer of Receivables from Automatic Additional Accounts arising in a portfolio that is designated as an Approved Portfolio pursuant to the immediately preceding sentence Transferor shall satisfy the following requirements:

(i) on or before the tenth Business Day prior to the Addition Date, Transferor shall give Issuer, Indenture Trustee, each Rating Agency and Servicer written notice that such Automatic Additional Accounts will be included;

(ii) on or before the Addition Date, Transferor shall have delivered to Issuer a written Assignment (including an acceptance by Issuer) substantially in the form of Exhibit A (with appropriate modifications) and the Originator shall have indicated in its computer files that the Receivables created in connection with the Automatic Additional Accounts have been transferred to the Trust;

(iii) Transferor shall represent and warrant that (x) each Automatic Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Automatic Additional Account is, as of the Addition Date, an Eligible Receivable and (y) as of the Addition Date, Transferor is not insolvent;

(iv) Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer and assignment to the Issuer of all right, title and interest of Transferor in and to the Receivables then existing and thereafter created in the Automatic Additional Accounts, and all proceeds of such Receivables and Insurance Proceeds relating thereto and such Receivables and all proceeds thereof and Insurance Proceeds and Recoveries relating thereto will be held by the Issuer free and clear of any Lien of any Person claiming through or under Transferor or any of its Affiliates, except for (i) Liens permitted under Section 2.5(b), (ii) the interest of the Holders of the Transferor Interest and (iii) Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Excess Funding Account, or any Series Account as provided in this Agreement, the Indenture and any Indenture Supplement or

(y) a grant of a security interest in such property to Issuer, which is enforceable with respect to then existing Receivables in the Automatic Additional Accounts, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon the conveyance of such Receivables to the Issuer, and which will be enforceable with respect to the Receivables thereafter created in respect of Automatic Additional Accounts conveyed on such Addition Date, the proceeds thereof and Insurance Proceeds and Recoveries relating thereto upon such creation; and (z) if the Assignment constitutes the grant of a security interest to Issuer in such property, upon the filing of a financing statement as described in Section 2.1 with respect to such Automatic Additional Accounts and in the case of the Receivables thereafter created in such Automatic Additional Accounts and the proceeds thereof, and Insurance Proceeds and Recoveries relating thereto, upon such creation, the Issuer shall have a first priority perfected security interest in such property (subject to Section 9-507 of the UCC), except for Liens permitted under Section 2.5(b); and

(v) Transferor shall deliver an Officer’s Certificate to Indenture Trustee confirming the items set forth in clause (ii).

Section 2.7 Removal of Accounts.

(a) Subject to the conditions set forth below, after the Certificate Trust Termination Date, the Transferor may, but shall not be obligated to, designate Accounts the Receivables of which will be removed from the Issuer (“Removed Accounts”); provided, however, that the Transferor shall not make more than one such designation in any Due Period. On or before the fifth Business Day (the “Removal Notice Date”) prior to the date on which the Receivables in the designated Removed Accounts will be reassigned by the Issuer to the Transferor (the “Removal Date”), the Transferor shall give the Issuer, the Servicer and the Indenture Trustee written notice that the Receivables from such Removed Accounts are to be removed from the Issuer and reassigned to it. It is understood and agreed that such removal may be to facilitate an optional redemption of all Notes in a given Series in accordance with the related Indenture Supplement. The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (A) cause an Early Amortization Event to occur; or (B) result in the failure to make any payment specified in the related Indenture Supplement with respect to any Series;

(ii) on or prior to the Removal Date, the Transferor shall have delivered to the Issuer (with a copy to the Indenture Trustee) (A) for execution, a written assignment in substantially the form of Exhibit C-1 (the “Reassignment”), and (B) a computer file or microfiche or written list containing a true and complete list of all Removed Accounts identified by account number or account identifier and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Cut Off Date specified therein, which computer file or microfiche or written list shall as of the Removal Date modify and amend and be made a part of this Agreement;

(iii) the Transferor shall represent and warrant as of each Removal Date that (x) (1) Accounts were chosen for removal randomly and (2) no selection procedure was used by the Transferor which is materially adverse to the interests of the Noteholders or any Enhancement Provider or (y) Accounts were selected because of a third-party cancellation, or expiration without renewal, of an affinity or private-label arrangement related to such Accounts;

(iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received written evidence that the Rating Agency Condition has been satisfied;

(v) the Transferor shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate confirming the items set forth in clauses (i) through (iii) above. The Indenture Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

(vi) after giving effect to such removal, the Transferor Amount shall be greater than or equal to zero; and

(vii) no Early Amortization Event shall have occurred with respect to any Series.

Upon satisfaction of the above conditions, the Issuer shall execute and deliver the Reassignment to the Transferor (with a copy to the Indenture Trustee), and the Receivables from the Removed Accounts shall no longer constitute a part of the Issuer.

(b) No Account shall be removed from the Issuer hereunder if such removal would be prohibited by or inconsistent with the terms of any Indenture Supplement.

Notwithstanding the foregoing, any Account that (A) has a Receivables balance equal to zero, (B) contains no Receivables which have been charged off as uncollectible in accordance with the Servicer’s customary and usual manner for charging off such Accounts, (C) has been irrevocably closed in a manner consistent with the Servicer’s customary and usual procedures for closing revolving credit card accounts and (D) has been determined to be inactive may be removed without satisfying the requirements set forth in this Section.

(c) Treatment of Defaulted Receivables. In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable, the Issuer shall automatically and without further action be deemed to sell, transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Issuer in and to the Defaulted Receivables and related Finance Charge Receivables in such Account, all monies and amounts due or to become due with respect thereto and all proceeds thereof. The purchase price for the receivables conveyed pursuant to this Section 2.7(c) during any Monthly Period shall equal the amount of Recoveries on all Defaulted Receivables received by the Transferor during such Monthly Period, including any proceeds received by the Transferor from the sale of Defaulted Receivables, and all such Recoveries shall be deposited into the Collection Account as provided in this Agreement.

Section 2.8 Issuer May Perform. If the Transferor fails to perform any of its agreements or obligations under this Agreement, the Issuer may (but shall not be obligated to) itself perform, or cause performance of, such agreement or obligation, and the expenses incurred in connection therewith shall be payable by the Transferor as provided in Section 5.9.

Section 2.9 No Assumption of Liability. Nothing in this Agreement shall constitute or is intended to result in the creation or assumption by the Issuer, the Owner Trustee, the Indenture Trustee, or any Noteholder, Holder of the Transferor Interest or Enhancement Provider of any obligation of the Originator, the Transferor or the Servicer or any other Person to any Obligor in connection with the Receivables, the Accounts, the Cardholder Agreements or other agreement or instrument relating thereto.

ARTICLE III

ADMINISTRATION AND SERVICING

OF RECEIVABLES

Section 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer. Prior to the Certificate Trust Termination Date, the Receivables shall be serviced as provided in the Pooling and Servicing Agreement and this Article III will have no effect. On and after the Certificate Trust Termination Date:

(a) WFN agrees to act as the Servicer under this Agreement. The Noteholders, by their acceptance of the Notes, consent to WFN acting as Servicer hereunder.

(b) Subject to the provisions of this Agreement, the Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Cardholder Guidelines and applicable laws, rules and regulations and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 7.1, the Servicer is hereby authorized and empowered (i) to make deposits to and withdrawals from, and to instruct the Issuer to make deposits to and withdrawals from, the Collection Account and the Excess Funding Account as set forth in this Agreement, (ii) to make withdrawals and payments from, and to instruct the Indenture Trustee to make withdrawals and payments from, any Series Account, in accordance with the related Indenture Supplement, (iii) to instruct the Indenture Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Issuer for the benefit of the Noteholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Indenture Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Collection Account or any Series Account and to take any action required under this Agreement or any Indenture Supplement. The Issuer shall execute at the Servicer’s written request such documents prepared by the Transferor and acceptable to the Issuer as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

(d) The Servicer shall maintain fidelity bond coverage insuring against losses through the wrongdoing of its officers who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Due Period after the Certificate Trust Termination Date and prior to the termination of the Issuer pursuant to Section 8.1 (with respect to each Due Period, the “Monthly Servicing Fee”) which shall equal one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Collateral Amount (or such other amount as specified in the related Indenture Supplement) of such Series, in each case as of the last day of the prior Due Period) and (b) the amount of Principal Receivables on the last day of the prior Due Period. The share of the Monthly Servicing Fee allocable to each Series with respect to any Due Period will be determined in accordance with the related Indenture Supplement.

The Servicer’s expenses include the amounts due to the Indenture Trustee pursuant to Section 6.7 of the Indenture and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Issuer, the Indenture Trustee, any Enhancement Provider, the Noteholders or the Owner Trustee, arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

Section 3.3 Representations, Warranties and Covenants of the Servicer. WFN, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants (the representations and warranties below to be modified, if appropriate, with respect to any Successor Servicer to reflect a different jurisdiction of organization or type of institution) on which the Issuer, Owner Trustee and Indenture Trustee have relied:

(a) Organization and Good Standing. The Servicer is a national banking association duly organized and validly existing under the laws of the United States and has full corporate power, authority and legal right, in all material respects, to own its properties and conduct its credit card servicing business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

(b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirement) in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under applicable law in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Noteholders. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

(c) Due Authorization. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Servicer is a party have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each other Transaction Document to which the Servicer is a party will remain, from the time of its execution, an official record of the Servicer.

(d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable against Servicer in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, constitute (with or without notice or lapse of time or both) a material default under, or require any authorization, consent, order or approval of or registration or declaration with any Governmental Authority (other than as have been obtained) under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Indenture Supplement, any Enhancement or any other Transaction Document to which it is a party, or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, any Indenture Supplement, any Enhancement or any other Transaction Document to which it is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Indenture Supplement, any Enhancement or any other Transaction Document to which it is a party.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Noteholders or any Enhancement Providers.

(h) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Cardholder Guidelines.

(i) Protection of Noteholders’ and Enhancement Providers’ Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of the Noteholders in, or to receive, Collections, or would impair the rights of any Enhancement Provider, nor shall it reschedule, revise or defer payments due on any Receivable except in the ordinary course of its business and in accordance with the Cardholder Agreements and the Cardholder Guidelines.

(j) Receivables Not to be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any “instrument” or “chattel paper” (as defined in the UCC).

(k) Total Systems Failure. The Servicer shall promptly notify the Issuer and the Indenture Trustee of any Total Systems Failure and shall advise the Issuer and the Indenture Trustee of the estimated time required in order to remedy such Total Systems Failure and of the estimated date on which a monthly Servicer’s report can be delivered. Until a Total Systems Failure is remedied, the Servicer will (i) furnish to the Issuer and the Indenture Trustee such periodic status reports and other information relating to such Total Systems Failure as the Issuer and the Indenture Trustee may reasonably request and (ii) promptly notify the Issuer and the Indenture Trustee if the Servicer believes that such Total Systems Failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, and the action proposed to be taken in response thereto, and a revised estimate of the date on which a monthly Servicer’s report can be delivered. The Servicer shall promptly notify the Issuer, the Indenture Trustee when a Total Systems Failure has been remedied.

As of the Certificate Trust Termination Date, Servicer agrees that all representations and warranties made by it in its capacity as Servicer under the Pooling and Servicing Agreement with respect to any Account or Receivable pursuant to Section 3.3 of the Pooling and Servicing Agreement shall be deemed for all purposes to have been made by Servicer to Issuer pursuant to this Agreement as of the day when each was made or deemed made, as if this Agreement had been in effect on that day.

Section 3.4 Reports and Records for the Issuer.

(a) Daily Reports. On each Business Day after an Early Amortization Event has occurred with respect to any Series, the Servicer, with prior notice, shall prepare and make available to the Issuer and the Indenture Trustee, upon request, a report setting forth (i) the Collections in respect of the Receivables processed by the Servicer on or prior to the second preceding Business Day and (ii) the amount of Receivables as of the close of business on the second preceding Business Day.

(b) Monthly Servicer’s Certificate. Unless otherwise stated in the related Indenture Supplement with respect to any Series, on each Determination Date after the Certificate Trust Termination Date, the Servicer shall make available to the Issuer, the Paying Agent, the Rating Agencies and the Indenture Trustee a certificate of a Servicing Officer in the form of Exhibit B (which includes the Schedule thereto specified as such in any Indenture Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Due Period, (ii) the aggregate amount of Collections of Principal Receivables processed by the Servicer pursuant to Article VIII of the Indenture during the preceding Due Period, (iii) the aggregate amount of Collections of Finance Charge Receivables processed by the Servicer pursuant to Section 8 of the Indenture during the preceding Due Period, (iv) the aggregate amount of Principal and Finance Charge Receivables processed as of the end of the last day of the preceding Due Period, (v) the amounts on deposit in the Excess Funding Account and other accounts established pursuant to the related Indenture Supplements; (vi) amounts drawn on any Enhancement; (vii) amounts to be paid to any Enhancement Provider; (viii) the sum of all amounts payable to the Noteholders of each Series on the succeeding Distribution Date in respect of Principal and Monthly Interest and (ix) such other matters as are set forth in the related Indenture Supplement. Exhibit B may be amended from time to time with the consent of the Indenture Trustee.

(c) Electronic Delivery. Reports required to be delivered pursuant to this Section 3.4 may be delivered in an electronic format satisfactory to the Transferor, the Issuer and the Indenture Trustee.

Section 3.5 Annual Servicer’s Certificate. On or prior to the date of the delivery of each accountant’s report pursuant to Section 3.6(a) after the Certificate Trust Termination Date, the Servicer will deliver to the Issuer and the Indenture Trustee an Officer’s Certificate substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuer addressed to the Corporate Trust Office, or as set forth in any Indenture Supplement.

Section 3.6 Annual Independent Accountants’ Servicing Report. (a) On or before May 30 of each calendar year, beginning after the Certificate Trust Termination Date, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer, the Transferor or the Originator) to furnish a report to the Issuer and the Indenture Trustee with respect to the procedures specified in Exhibit E. The Servicer shall investigate and correct such material exceptions, errors or irregularities at its own expense.

(b) On or before May 30 of each calendar year, beginning after the Certificate Trust Termination Date, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer, the Transferor or the Originator) to furnish a report to the Issuer and the Indenture Trustee (to the extent the Indenture Trustee has delivered any certifications or other documentation required by the applicable accountant as a condition to delivery of such report, it being understood that the Indenture Trustee shall not be obligated to deliver any such certification or report), prepared using generally accepted auditing standards, to the effect that such firm has compared the mathematical calculations of certain amounts set forth in two monthly certificates forwarded by the Servicer pursuant to subsection 3.4(b) during the prior calendar year with the Servicer’s computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the accuracy of the information set forth in such certificates of the Servicer and such other exceptions as shall be set forth in such report.

Section 3.7 Tax Treatment. The Transferor has structured this Agreement and the Notes with the intention that the Notes will qualify under applicable federal, state and local tax law as indebtedness. The Transferor, the Servicer, each Holder of the Transferor Interest and each Noteholder agree to treat and to take no action inconsistent with the treatment of the Notes (or beneficial interest therein) as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income. Each Noteholder and each Holder of the Transferor Interest, by acceptance of its Note or the Transferor Interest, respectively, agrees to be bound by the provisions of this Section 3.7. Each Noteholder agrees that it will cause any Noteholder acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7.

Section 3.8 Notices to the Transferor. In the event that WFN is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 7.2 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

ARTICLE IV

OTHER MATTERS RELATING

TO THE TRANSFEROR

Section 4.1 Liability of the Transferor. The Transferor shall be liable hereunder only to the extent of the obligations specifically undertaken by it in its capacity as the Transferor.

Section 4.2 Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which Transferor is merged or the Person that acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, shall satisfy the requirements set forth in subsection 2.5(k) and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer, in form reasonably satisfactory to the Issuer, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;

(ii) the Transferor shall have delivered to the Issuer an Officer’s Certificate of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 4.2, the Transferor has complied with its obligations under this Section 4.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding;

(iii) Transferor shall have delivered to Indenture Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto; and

(iv) the Rating Agency Condition is satisfied with respect to such consolidation, merger, conveyance or transfer.

(b) This Section 4.2 shall not be construed to prohibit or in any way limit Transferor’s ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

(c) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions, conveyances or transfers in accordance with the provisions of this Section 4.2.

Section 4.3 Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Issuer, the Indenture Trustee, the Noteholders, the Owner Trustee, any Holder of the Transferor Interest, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, any Indenture Supplement and the Indenture and the issuance of the Notes; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of their duties. The Transferor and any director, officer, employee or agent of Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE V

OTHER MATTERS RELATING

TO THE SERVICER

Section 5.1 Liability of the Servicer. The Servicer shall be liable hereunder only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

Section 5.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

(a) The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer and the Indenture Trustee in form satisfactory to the Issuer, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall nevertheless be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii) the Servicer shall have delivered to the Issuer and the Indenture Trustee an Officer’s Certificate of the Servicer stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 5.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel to the effect that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

(iii) either (x) the Person formed by such consolidation or into which Servicer is merged or the Person which acquired by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be an Eligible Servicer or (y) upon the effectiveness of such consolidation, merger, conveyance or transfer, an Eligible Servicer shall have assumed the obligations of Servicer.

The Servicer shall notify the Rating Agencies promptly after consummation of any transaction contemplated by this Section 5.2.

(b) This Section 5.2 shall not be construed to prohibit or in any way limit Servicer’s ability to effectuate any consolidation or merger pursuant to which Servicer would be the surviving entity.

Section 5.3 Limitation on Liability. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Issuer, the Indenture Trustee, the Noteholders, the Owner Trustee, any Holder of the Transferor Interest, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, any Indenture Supplement and the Indenture, and the issuance of the Notes and the Transferor Interest; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability that would otherwise be imposed by reason of bad faith or willful misconduct in the performance of duties. Except as provided in Section 5.4 with respect to the Issuer and the Owner Trustee and in Section 6.7 of the Indenture with respect to the Indenture Trustee, its officers, directors, employees and agents, and the Servicer shall not be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Holders of the Transferor Interest, any Enhancement Provider, their respective officers, directors, employees and agents, or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement, any Indenture Supplement or the Indenture; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder, or under any Indenture Supplement or the Indenture. The Servicer may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 5.4 Servicer Indemnification of the Issuer and the Owner Trustee. The Servicer shall indemnify and hold harmless the Issuer and the Owner Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Issuer or the Owner Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by the Owner Trustee; provided, further, that with respect to any action taken by the Owner Trustee at the request of the Noteholders, such costs, expenses or other liabilities shall be at the expense of the requesting party and such party shall not be entitled to reimbursement from the Issuer; provided, further, that the Servicer shall not indemnify Issuer, the Noteholders as to any losses, claims or damages incurred by any of them in their capacities as investors, relating to losses with respect to market or investment risks associated with ownership of the Notes and provided, further, that the Servicer shall not indemnify the Noteholders or the Owner Trustee for any liabilities, costs or expenses of the Issuer or the Noteholders arising under any tax law, including without limitation any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Issuer or the Noteholders in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Issuer. The provisions of this indemnity shall run directly to and be enforceable by an indemnitee subject to the limitations hereof, and shall survive the termination of this Agreement or earlier resignation of the Owner Trustee.

Section 5.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except (x) upon a determination by the Servicer that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (y) as may be required, in connection with Servicer’s consolidation with, or merger into any other corporation or Servicer’s conveyance or transfer of its properties and assets substantially as an entirety to any person in each case, in accordance with Section 5.2. Any such determination permitting the resignation of the Servicer pursuant to clause (x) above shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.2 hereof. The Indenture Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer. If the Indenture Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card accounts as the Successor Servicer hereunder.

Section 5.6 Access to Certain Documentation and Information Regarding the Receivables. Subject to the terms of any Indenture Supplement, the Servicer shall provide to the Indenture Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during the Servicer’s normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices in the continental United States designated by the Servicer. Nothing in this Section 5.6 shall derogate from the obligation of the Originator, the Transferor, the Indenture Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 5.6 as a result of such obligations shall not constitute a breach of this Section 5.6.

Section 5.7 Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Cardholder Guidelines, including the delegation of duties pursuant to the Administrative Servicer Agreement. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 5.5 hereof. The Issuer may at any time appoint any other Person, including the Originator or an Affiliate of the Originator, as a successor Administrative Servicer to perform the responsibilities and obligations previously performed by Alliance Data, subject to any requirement in any Indenture Supplement; provided that in the case of any significant delegation to a Person other than an Affiliate of WFN, at least 30 days’ prior written notice shall be given to Indenture Trustee of such delegation to any entity that is not an Affiliate of Servicer.

Section 5.8 Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been Conveyed to the Issuer pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

Section 5.9 Compensation, Reimbursement and Indemnification of Indenture Trustee. Servicer shall pay to Indenture Trustee from time to time reasonable compensation for all services rendered by Indenture Trustee and the Authenticating Agent under the Indenture (which compensation shall not be limited by any law on compensation of a trustee of an express trust) in such amounts as may be separately agreed between the Servicer and the Indenture Trustee prior to the issuance of each Series. The Servicer covenants and agrees to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Issuer created by the Indenture and in the exercise and performance of any of the powers and duties under the Indenture of the Indenture Trustee, and the Servicer shall pay or reimburse the Indenture Trustee (without reimbursement from the Collection Account, the Excess Funding Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of the Indenture except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct and except as provided in the following sentence. If the Indenture Trustee is appointed Successor Servicer pursuant to the Transfer and Servicing Agreement, the provisions of this Section 5.9 shall not apply to expenses, disbursements and advances made or incurred by the Indenture Trustee in its capacity as Successor Servicer. The Servicer shall indemnify and hold harmless the Issuer, the Transferor, and the Indenture Trustee, its officers, directors, employees and agents, from and against any and all loss, liability, expense, damage or injury suffered or sustained by reason of any of its acts or omissions or alleged acts or omissions as Servicer, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Indenture Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by the Indenture Trustee; provided, further, that with respect to any action taken by the Indenture Trustee at the request of the Noteholders such costs, expenses or other liabilities shall be at the expense of the requesting party and such party shall not be entitled to reimbursement from the Issuer; and provided, further, that the Servicer shall not indemnify the Issuer or the Indenture Trustee for any liabilities, costs or expenses of the Issuer arising under any tax law, including without limitation any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Issuer in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Issuer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

Servicer’s payment obligations to Indenture Trustee pursuant to this Section 5.9 shall survive the discharge of the Indenture or earlier resignation or removal of Indenture Trustee. When Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.2(c) or 5.2(d) of the Indenture with respect to Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

To secure Servicer’s and Issuer’s payment obligations in this Section 5.9, Indenture Trustee shall have a lien prior to the Notes on all money or property held or collected by Indenture Trustee, in its capacity as Indenture Trustee, except money or property held in trust to pay principal of, or interest on, the Notes.

ARTICLE VI

INSOLVENCY EVENTS

Section 6.1 Rights upon the Occurrence of an Insolvency Event. If an Insolvency Event occurs with respect to Transferor or any other Holder of the Transferor Interest (excluding any Supplemental Interest), Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables to the Issuer and shall promptly give notice to Indenture Trustee, Owner Trustee and the Rating Agencies thereof. Notwithstanding any cessation of the transfer to the Issuer of additional Principal Receivables, Principal Receivables transferred to the Issuer prior to the occurrence of such Insolvency Event and Collections and Recoveries in respect of such Principal Receivables, Finance Charge Receivables whenever created accrued in respect of such Principal Receivables and Collections in respect of such Finance Charge Receivables, shall continue to be property of the Issuer.

ARTICLE VII

SERVICER DEFAULTS

Section 7.1 Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing after the Certificate Trust Termination Date:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Issuer pursuant to Section 8 of the Indenture Supplement or to instruct the Indenture Trustee to make any required drawing, withdrawal, or payment under any Enhancement, in each case, within five (5) Business Days after the date of the receipt by the Servicer of written notice from the Indenture Trustee that such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, any Indenture Supplement or the Indenture;

(b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, any Indenture Supplement or the Indenture which has a material adverse effect on (i) the Servicer’s ability to collect the Receivables or otherwise perform its obligations under this Agreement, any Indenture Supplement or the Indenture or (ii) the collectability or value of the Receivables, and which continues unremedied for a period of forty-five (45) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by Holders of Notes evidencing not less than 25% of the Outstanding Amount of any Series and such material adverse effect continues for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 5.7;

(c) any representation, warranty or certification made by the Servicer in this Agreement, any Indenture Supplement or the Indenture or in any certificate delivered pursuant to this Agreement, any Indenture Supplement or the Indenture shall prove to have been incorrect when made, which has a material adverse effect on (i) the Servicer’s ability to collect the Receivables or otherwise perform its obligations under this Agreement, any Indenture Supplement or the Indenture or (ii) the collectability or value of the Receivables, and which continues to be incorrect in any material respect for a period of forty-five (45) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of any Series and such material adverse effect continues for such period; or

(d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty (30) days) as debtor a proceeding under any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Notes evidencing aggregating more than 66-2/3% of the Outstanding Amount, by notice then given in writing to the Servicer, (and to the Indenture Trustee if given by the Noteholders) (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

After receipt by the Servicer of such Servicer Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Indenture Trustee pursuant to Section 7.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account or any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer in enforcing all rights to Insurance Proceeds applicable to the Issuer. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 7.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under any Enhancement with respect to any Series to the Successor Servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 7.1(a), for a cumulative period of ten (10) Business Days, or under subsection 7.1(b) or (c), for a cumulative period of sixty (60) Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee and the Transferor, with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

Section 7.2 Indenture Trustee to Act; Appointment of Successor.

(a) On and after the occurrence of a Servicer Default pursuant to Section 7.1 or a resignation of the Servicer pursuant to Section 5.5, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall, as promptly as possible after the giving of a Servicer Termination Notice appoint an Eligible Servicer successor servicer

(the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. If a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Indenture Trustee may delegate any of its servicing obligations to an Affiliate of Indenture Trustee or agent in accordance with Section 3.1(b) and 5.7. Notwithstanding the foregoing, Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of credit card receivables as the Successor Servicer hereunder. Indenture Trustee shall give prompt notice to each Rating Agency and each Enhancement Provider, if any, entitled thereto pursuant to the applicable Indenture Supplement upon the appointment of a Successor Servicer.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Indenture Supplement and the Indenture.

(c) In connection with such appointment and assumption, the Issuer shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2. The Holder of the Transferor Interest agrees that if the Servicer is terminated hereunder, the portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Section 8 of the related Indenture Supplement shall be reduced by an amount sufficient to pay its share (determined by reference to the Indenture Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

(d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Issuer pursuant to Section 8.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 7.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

Section 7.3 Notification of Servicer Default and Successor Servicer. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Indenture Trustee and each Rating Agency. Upon any termination or appointment of a Successor Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to each Rating Agency.

Section 7.4 Waiver of Past Defaults. The Holders of Notes aggregating not less than 66-2/3% of the Outstanding Amount of any Series, adversely affected by a default by the Servicer or the Transferor in the performance of its obligations hereunder may waive such default and its consequences on behalf of such Series, except a default in the failure to make any required deposits or payment of interest or principal relating to such Series pursuant to Section 8 of the related Indenture Supplement which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Section 8 of the related Indenture Supplement. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

TERMINATION

Section 8.1 Termination of Agreement. This Agreement and the respective obligations and responsibilities of Issuer, Transferor and Servicer under this Agreement shall terminate, except with respect to the duties described in Section 5.4, on the Trust Termination Date.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Amendment.

(a) This Agreement may be amended in writing from time to time by Servicer, Transferor and Issuer, without the consent of any of Indenture Trustee or any Noteholder to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions raised under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders. This Agreement may also be amended in writing from time to time by the Servicer, the Transferor and the Issuer without the consent of any Noteholder; provided, that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Transferor reasonably believes, based on facts known at the time of such certification, such action will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by Servicer and Issuer at the direction of Transferor without the consent of Indenture Trustee or any of the Noteholders or Enhancement Providers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of Issuer to avoid the imposition of state or local income or franchise taxes imposed on Issuer’s property or its income; provided, however, that (A) Transferor delivers to Indenture Trustee and Owner Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section, (B) the Rating Agency Condition has been satisfied, and (C) such amendment does not affect the rights, duties or obligations of Indenture Trustee or Owner Trustee hereunder. The amendments which Transferor may make without the consent of Noteholders or Enhancement Providers pursuant to this subsection 9.1(a) may include the addition of a Transferor.

(b) This Agreement may also be amended in writing from time to time by the Servicer, the Transferor and the Issuer, with the consent of the Holders of Notes aggregating not less than 66 2/3% of the Outstanding Amount, of each outstanding Series adversely affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders of any outstanding Series; provided, however, that no such amendment shall (i) extend the Series Termination Date for any Series or change the date on which interest is required to be paid on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the coin or currency in which any Note or any interest thereon is payable or change the manner of calculating interest on any Note, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Noteholder of each Series adversely affected thereby. Any amendment to be effected pursuant to this Article IX shall be deemed to affect adversely all outstanding Series, other than any Series with respect to which the Transferor shall deliver to the Indenture Trustee and the Owner Trustee an Officer’s Certificate to the effect that the Transferor reasonably believes, based on facts known at the time of such certification, that such action will not have an Adverse Effect. The Owner Trustee may, but shall not be obligated to, enter into any such Amendment which affects the Owner Trustee’s rights, duties or immunities under this Agreement or otherwise.

(c) Promptly after the execution of any amendment to this Agreement, the Servicer shall furnish notification of the substance of such amendment to the Indenture Trustee and each Rating Agency.

(d) It shall not be necessary for the consent of Noteholders under this Section 9.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Issuer may prescribe.

(e) Any Indenture Supplement executed and delivered pursuant to Article X of the Indenture and any amendment to the Account Schedule in connection with the addition to or removal of Receivables from the Issuer as provided in Sections 2.6 and 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 9.1(a) and (b).

(f) In connection with any amendment hereto, the Indenture Trustee may request an Opinion of Counsel from the Transferor or the Servicer to the effect that such amendment complies with the requirements of this Agreement.

Section 9.2 Protection of Right, Title and Interest to Issuer.

(a) The Servicer shall cause this Agreement and all amendments hereto and all financing statements, amendments, and continuation statements and any other necessary documents covering the Issuer’s and the Indenture Trustee’s right, title and interest to the property comprising the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, Noteholders and the Issuer, as the case may be, hereunder to the Trust Assets. The Servicer shall deliver to the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this subsection 9.2(a).

(b) With respect to all financing statements filed against Spirit of America National Bank, Fashion Service Corp. and Charming Shoppes Receivables Corp. in connection with the assignment of Receivables from Spirit of America National Bank and Charming Shoppes Receivables Corp. to World Financial Network National Bank or the Transferor, as applicable, the Servicer shall file continuation statements meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to maintain the perfection of the first-priority nature of the Receivables Trust’s interest in the Receivables described therein.

(c) On and after the Certificate Trust Termination Date, the Servicer will deliver to the Issuer and the Indenture Trustee on or before March 31 of each year an Opinion of Counsel, substantially in the form of Exhibit G, addressed to the Indenture Trustee.

Section 9.3 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile or email to, sent by courier at or mailed by registered mail, return receipt requested, (a) in the case of the Transferor, to WFN Credit Company, LLC, 3100 Easton Square Place, #3108, Columbus, Ohio 43219, (b) in the case of the Servicer, to World Financial Network National Bank, 3100 Easton Square Place, Columbus, Ohio 43219, (c) in the case of the Issuer or Owner

Trustee, to the Corporate Trust Office, (d) in the case of the Enhancement Provider for a particular Series, to the address, if any, specified in the related Indenture Supplement, or (e) in the case of the Rating Agency for a particular Series, to the address, if any, specified in the related Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Indenture Supplement, any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

Section 9.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or rights of the Noteholders thereof.

Section 9.6 Assignment. This Agreement may not be assigned by the Transferor or the Servicer without the prior written consent of the Holders of Notes aggregating not less than 66-2/3% of the Outstanding Amount of each Series on a Series by Series basis; provided that this requirement shall not apply to any assignment or delegation expressly permitted by this Agreement, including pursuant to Section 4.2, Section 5.2, Section 5.5 or Section 5.7.

Section 9.7 Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to authorize and execute any and all further instruments required or reasonably requested by the Owner Trustee and Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the authorization of any financing statements, amendments, or continuation statements relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

Section 9.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer, any Enhancement Provider, the Indenture Trustee, the Noteholders or the Owner Trustee, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, and privileges provided by law.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.10 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders and the Indenture Trustee, and their respective successors and permitted assigns and for purposes of Section 5.4, the Owner Trustee. Except as otherwise provided in this Article IX, no other Person shall have any right or obligation hereunder.

Section 9.11 Actions by Noteholders. (a) Whenever in this Agreement a provision is made that an action may be taken or a notice, demand or instructions given by Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders. (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by Issuer, the Owner Trustee, the Indenture Trustee, Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 9.12 Rule 144A Information. For so long as any of the Notes of any Series are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Owner Trustee, the Servicer, the Indenture Trustee and the Enhancement Provider for such Series agree to cooperate with each other to provide to any Noteholders of such Series and to any prospective purchaser of Notes designated by such an Noteholder upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 9.13 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 9.14 No Bankruptcy Petition. Each of Issuer (with respect to Transferor only), Servicer, each Enhancement Provider, if any, and each Holder of a Supplemental Interest and Transferor (with respect to Issuer only) severally and not jointly, hereby covenants and agrees that it will not at any time institute against, solicit or join or cooperate with or encourage any institution against Issuer, Transferor or Certificate Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any United States federal or state bankruptcy or similar law. Nothing in this Section 9.14 shall preclude, or be deemed to estop, any of the foregoing Persons from taking (to the extent such action is otherwise permitted to be taken by such Person hereunder) or omitting to take any action prior to such date in (i) any case or proceeding with respect to Issuer or Transferor voluntarily filed or commenced by or on behalf of Issuer or Transferor, respectively, under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to Issuer or Transferor commenced by anyone other than a party to this Agreement, as applicable under or pursuant to any such law. This Section 9.14 shall survive the termination of this Agreement.

Section 9.15 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.16 Inconsistent Provisions. To the extent that any provision in any Indenture Supplement in any certificate or document delivered in connection with any Indenture Supplement is inconsistent with any provision under this Agreement, or in any circumstance in which it is unclear whether such Indenture Supplement or this Agreement shall control, the provisions contained in such Indenture Supplement (or such certificate or other document) shall control with respect to the related Series.

Section 9.17 Rights of Indenture Trustee. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

Section 9.18 Rights of Owner Trustee. Each of the parties hereto acknowledges and agrees that this Agreement is being executed and delivered by BNY Mellon Trust of Delaware not individually but solely and exclusively in its capacity as Owner Trustee on behalf of the Issuer for the purpose and with the intention of binding the Issuer. No obligations or liabilities hereunder shall run against BNY Mellon Trust of Delaware in its individual capacity or against its properties or assets.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Issuer have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WFN CREDIT COMPANY, LLC, as Transferor

By:	/s/ Daniel T. Groomes
Name:	Daniel T. Groomes
Title:	President

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By:	/s/ Ronald C. Reed
Name:	Ronald C. Reed
Title:	Treasurer

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST II, as Issuer

By:	BNY Mellon Trust of Delaware, not in its individual capacity but solely as Owner Trustee on behalf of Issuer

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

The Indenture Trustee and the Paying Agent agree to undertake to perform their respective duties as Indenture Trustee and as Paying Agent as are specifically set forth in this Agreement.

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

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